As filed with the Securities and Exchange Commission on July 27, 2009
Registration No.____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-1781797 (I.R.S. Employer Identification No.)
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Berra, III
Senior Vice President, General Counsel and Chief Administrative Officer
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Christian O. Nagler
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4611
(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	Offering Price	Aggregate	Amount of
to be Registered	to be Registered	Per Unit	Offering Price (1)(2)	Registration Fee
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units (2)
Preferred Stock
Common Stock
Depositary Shares
Warrants (3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

(2)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities and purchase contracts, which may or may not be separable from one another.

(3)	Warrants include rights to purchase securities including pursuant to a rights plan or otherwise.

EXPLANATORY NOTE
     This Registration Statement on Form S-3 is being filed to comply with our obligation to register shares of our common stock owned by Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Fund”, and together with the Master Fund, the “HCP Funds”) pursuant to a Registration Rights Agreement that we entered into with the HCP Funds on June 18, 2009. This registration statement may also be used by us and other selling stockholders to sell the securities listed above.

SOLUTIA INC.
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units
Preferred Stock
Common Stock
Depositary Shares
Warrants

     We will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we or any selling stockholder will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.
     We or any selling stockholder may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
     We are incorporated in the State of Delaware. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SOA”. Our principal executive offices are located at 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760. Our telephone number is (314) 674-1000. Our website is www.solutia.com. The information contained on our website is not incorporated by reference into this prospectus.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in these securities involves risk.  See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and any additional “Risk Factors” set forth in any applicable prospectus supplement.

Prospectus dated July 27, 2009

ABOUT THIS PROSPECTUS
     This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we or any selling stockholder may sell, at any time and from time to time, in one or more offerings, the securities identified in this prospectus. Each time we or any selling stockholder sells securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in the prospectus, you should rely on information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Information Incorporated by Reference.”
     You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We or any selling stockholder is not making an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “Solutia” and the “Company” refer to Solutia Inc. and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us, including our filings, is also available on our website at www.solutia.com; however, that information is not part of this prospectus or any accompanying prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to incorporate by reference the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus or the applicable prospectus supplement is automatically updated and superseded if information contained in this prospectus or any applicable prospectus supplement, or information that we later file with the SEC, modifies or replaces that information. Any statement made in

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this prospectus or any applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
     We incorporate by reference the following documents we filed with the SEC (other than any information contained therein or attached as exhibits thereto which has been furnished but not filed in accordance with SEC rules):
(1)	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed February 19, 2009 (as amended by Form 8-K, filed July 27, 2009);

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 7, 2009;

(3)	Our Registration Statements on Form 8-A filed on December 18, 2007 and July 27, 2009;

(4)	Our Current Reports on Form 8-K filed on February 11, February 23, April 1, April 6, April 29, June 3, June 22 and July 27, 2009 (except Item 2.02 thereof); and

(5)	Our Proxy Statement on Schedule 14A filed March 27, 2009.
     Any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing of such documents; provided, however, that we are not incorporating any documents or information contained therein that has been furnished but not filed with the SEC.
     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits unless they are specifically incorporated by reference into those documents), call or write Investor Relations, Solutia Inc., 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760, (314) 674-1000.

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SELLING SECURITYHOLDERS
     This registration statement may be used by the selling stockholders identified below. The following table presents information with respect to the selling stockholders’ beneficial ownership of our common stock as of June 30, 2009, and the shares of common stock that each such selling stockholder is offering under this prospectus supplement.

	Shares Beneficially			Shares Beneficially
	Owned Before Offering(1)			Owned After Offering(1)
		Percent	Number of		Percent of
Name of Selling Stockholder	Number	of Class(2)	Shares Offered	Number	Class(2)
Harbinger Capital Partners Master Fund I, Ltd.(1)	9,506,028	8.0%	3,798,819	5,707,209	4.8%
Harbinger Capital Partners Special Situations Fund, L.P. (1)	7,114,291	6.0%	1,781,019	5,333,272	4.5%

(1)	The shares attributed to Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) may be deemed to be beneficially owned by (i) the Master Fund and (ii) Harbinger Capital Partners LLC (“Harbinger LLC”), as investment manager of the Master Fund, and each has shared voting and dispositive power as to the shares held by the Master Fund. The shares attributed to the Master Fund do not include 193,092 shares issuable upon exercise of the warrants held by the Master Fund. The shares attributed to Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Situations Fund”) may be deemed to be beneficially owned by (i) the Special Situations Fund and (ii) Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), as general partner of the Special Situations Fund, and each has shared voting and dispositive power as to the shares held by the Special Fund. Additionally, the shares held by the selling stockholders may be deemed to be beneficially owned by (i) Harbinger Holdings, LLC (“Harbinger Holdings”), as managing member of each of Harbinger LLC and HCPSS, and (ii) Philip Falcone, as managing member of Harbinger Holdings and portfolio manager of each of the selling stockholders.

(2)	Calculated based on 119,029,005 shares of our common stock outstanding as of June 30, 2009.
PLAN OF DISTRIBUTION
     The selling stockholders, which term includes their affiliated transferees, assignees or their respective successors, may from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock directly to purchasers or through broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of the shares or interests therein:
•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.
     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
     In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or participated in the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     Selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     In order to comply with the securities laws of some states, if applicable, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict the selling stockholders from selling shares unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     We are required to pay all expenses arising from or incident to the registration of the shares of common stock held by the selling stockholders, exclusive of underwriting fees, discounts, selling commissions and applicable stock transfer taxes, and certain other expenses of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
     We cannot assure you that the selling stockholders will sell all or any of the common stock offered under the registration statement.
EXPERTS
     The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus, and the effectiveness of Solutia’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered accounting firm, as stated in their report, which is incorporated by reference (which report expresses unqualified opinions and includes explanatory paragraphs relating to Solutia’s reorganization under Chapter 11 of the United States Bankruptcy Code, changes in accounting principle and classification of its integrated nylon business as discontinued operations as filed on Form 8-K on July 27, 2009). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions.

	Amount
	to be paid
SEC registration fee		$(1)
Legal fees and expenses	25,000
Accounting fees and expenses	60,000
Printing fees	10,000
Rating agency fees		(2)
Trustee’s fees and expenses	10,000
Miscellaneous	5,000

Total	$110,000

(1)	Deferred in reliance upon Rule 456(b) and 457(r).

(2)	Rating agency fees are calculated in part based on the amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

     In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that the directors of Solutia shall not be personally liable to Solutia or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation will contain provisions permitted by Section 102(b)(7) of the DGCL.
     Our amended and restated bylaws provide for indemnification of the officers and directors of Solutia to the fullest extent permitted by the DGCL.
     The foregoing is only a general summary of certain aspects of Delaware law and the registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant’s amended and restated certificate of incorporation and bylaws.
     In addition, the Company’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.
     See also the indemnification provisions in the registration rights agreements incorporated herein by reference as Exhibits 10(a) and 10(b).
Item 16. Exhibits

Incorporated by
Exhibit		Reference
No.	Description	to Filings Indicated

1.1	Form of Underwriting Agreement	*

3.1(i)	Second Amended and Restated Certificate of Incorporation of Solutia Inc. effective as of February 28, 2008 (incorporated by reference to Exhibit 3.1 of Solutia Inc.’s Form 8-K (File No. 001-13255), filed on March 4, 2008)

3.1(ii)	Amended and Restated By-Laws of Solutia Inc. effective as of February 28, 2008 (incorporated by reference to Exhibit 3.2 of Solutia Inc.’s Form 8-K (File No. 001-13255), filed on March 4, 2008)

4.1	Form of Indenture between Solutia Inc. and [ ] as Trustee, providing for issuance of Senior Debt Securities in Series (incorporated by reference to Exhibit 4.1 of Solutia Inc.’s Form S-3 (File No. 333-151980), filed on July 25, 2008)

4.2	Form of Indenture between Solutia Inc. and [ ] as Trustee, providing for the issuance of Subordinated Debt Securities in Series (incorporated by reference to Exhibit 4.2 of Solutia Inc.’s Form S-3 (File No. 333-151980), filed on July 25, 2008)

4.3	Form of Unit Agreement (including form of unit certificates)	*

4.4	Form of Purchase Contract Agreement	*

4.5	Form of Preferred Stock Designations (including form of Preferred Stock)	*

4.6	Form of Deposit Agreement	*

4.7	Form of Warrant Agreement	*

5.1	Opinion of Kirkland & Ellis LLP

Incorporated by
Exhibit		Reference
No.	Description	to Filings Indicated

12.1	Computation of Ratio of Earnings to Fixed Charges for the year ended December 31, 2008 (incorporated by reference to Exhibit 12 of Solutia Inc.’s Form 10-K for the year ended December 31, 2008 (File No. 001-13255))

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 of [ ], as trustee for debt securities	*

25.2	Statement of Eligibility on Form T-1 of [ ], as trustee for subordinated debt securities	*

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or as a post-effective amendment.
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
     (8) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 27, 2009.
SOLUTIA INC.
(Registrant)

By: Name:	/s/ Jeffry N. Quinn Jeffry N. Quinn
Title:	President, Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffry N. Quinn Jeffry N. Quinn	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 23, 2009

/s/ James M. Sullivan James M. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 23, 2009

/s/ Timothy J. Spihlman Timothy J. Spihlman	Vice President and Corporate Controller (Principal Accounting Officer)	July 23, 2009

/s/ Robert K. deVeer, Jr. Robert K. deVeer, Jr.	Director	July 23, 2009

Signature	Title	Date

/s/ James P. Heffernan James P. Heffernan	Director	July 23, 2009

/s/ Thomas Jagodinski Thomas Jagodinski	Director	July 23, 2009

/s/ William T. Monahan William T. Monahan	Director	July 23, 2009

/s/ Robert A. Peiser Robert A. Peiser	Director	July 23, 2009

/s/ Gregory C. Smith Gregory C. Smith	Director	July 23, 2009